EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56432) of Asante Technologies, Inc. of our report dated November 1, 2002, except for note 10, as to which the date is March 13, 2003, note 7, as to which the date is November 30, 2003, and note 1, as to which the date is December 30, 2003 relating to the financial statements and financial statement schedule which appear in this Form 10-K.





PricewaterhouseCoopers LLP
San Jose, California
March 2, 2004



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